UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 11, 2014

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)      (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 7.01

The following information is furnished pursuant to Item 7.01 “Regulation FD Disclosure”.  The Company is furnishing the following information including certain forecasts to be discussed during meetings with certain investors on September 11, 2014, which have not previously been disclosed in their entirety.

1.

Under the heading “BE CHP:  Projects and Customers:

•

CHP Power Plants.  4-20 MW’s, cost $5 million to $30 million per power plant.

•

Blue Earth CHP solutions expected to save the Customer (JBS USA Holdings, Inc.) approximately $100 million annually in energy costs and operations and maintenance, if 35 locations use CHP.

•

The long term revenue for Blue Earth is expected to be approximately $305 million per year for 35 power plants for 20 years, in excess of $5 billion in cumulative revenues.

•

Blue Earth expects to turn on the first 3 - 4 power plants for JBS in 2014 and an additional 4 - 10 power plants in 2015.

2.

Under the heading:  Solar EPC: Engineering, Procurement, Construction:

Joint venture with under-financed solar developers includes three Hawaii projects and previously announced Indiana project totaling $20 million.

3.

Under the heading “UP Stealth’s Traffic Market Potential:

United States and Canada total potential is $504,829,100, not including other potential vertical markets in traffic.

The Company does not intend for this Item 7.01 disclosure and Exhibit 99.1 to be treated as “filed” under the Securities Exchange Act of l934, as amended, or incorporated by reference into the filings under the Securities Act of 1933, as amended.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit Number	Description

99.1	Slide Presentation dated September 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2014	BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: Chief Executive Officer

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